As filed with the Securities and Exchange Commission on May 10, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NACCO INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	34-1505819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069

(Address of Principal Executive Offices, Including Zip Code)

NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan (Amended and Restated

Effective March 1, 2017)

(Full title of the plan)

John D. Neumann, Esq.

Vice President, General Counsel and Secretary

NACCO Industries, Inc.

5875 Landerbrook Drive, Suite 220

Cleveland, Ohio 44124-4069

(440) 229-5151

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Class A Common Stock, par value $1.00 per share	399,243	$69.93	$27,919,062.99	$3,235.82

(1)	Represents the maximum number of shares of Class A Common Stock, par value $1.00 per share (“Class A Common Stock”), of NACCO Industries, Inc. (the “Registrant”) issuable pursuant to the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan (Amended and Restated Effective March 1, 2017) (the “Plan”), being registered hereon.
(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Class A Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on May 8, 2017, within five business days prior to filing.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-139268) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on December 12, 2006 and the Registration Statement on Form S-8 (Registration No. 333-166944) filed by the Registrant with the Commission on May 19, 2010 with respect to the shares of Class A Common Stock now being utilized under the Plan, including all attachments and exhibits thereto, with the contents of such prior registration statements amended and restated as provided for herein. This Registration Statement on Form S-8 is filed for the purpose of registering an additional 399,243 shares of Class A Common Stock under the Plan, such that when added to the remaining number of shares of Class A Common Stock previously registered under the Securities Act equals a total of 400,000 shares of Class A Common Stock registered under the Securities Act and available for issuance under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Commission. The following documents filed with Commission by the Registrant pursuant to the Exchange Act are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 1, 2017;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on May 2, 2017;

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 14, 2017, May 10, 2017 and May 10, 2017; and

(d)	The description of the Registrant’s Class A Common Stock contained in the registration statement on Form 8-B filed June 6, 1986, including any subsequently filed amendments and reports updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Commission File Number 1-9172.

4.2	Amended and Restated Bylaws of the Registrant are incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on December 18, 2014, Commission File Number 1-9172.

4.3	Amended and Restated Stockholders’ Agreement, dated as of September 28, 2012, amongst the signatories thereto, NACCO Industries, Inc., as depository, and NACCO Industries, Inc. is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on October 4, 2012, Commission File Number 1-9172.

4.4	First Amendment to the Amended and Restated Stockholders’ Agreement, dated as of February 16, 2016, among the signatories thereto, the New Participating Stockholders (as defined therein), NACCO Industries, Inc., as depository, and NACCO Industries, Inc., is incorporated herein by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, Commission File Number 1-9172.

4.5	Second Amendment to the Amended and Restated Stockholders’ Agreement, dated as of February 14, 2017, among the signatories thereto, the New Participating Stockholders (as defined therein), NACCO Industries, Inc., as depository, and NACCO Industries, Inc., is incorporated herein by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Commission File Number 1-9172.

4.6	NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan , as amended and restated, effective as of March 1, 2017, is incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on May 10, 2017, Commission File Number 1-9172.

23.1	Consent of Ernst &Young LLP.

24.1	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on May 10, 2017.

NACCO INDUSTRIES, INC.

By:	/s/ John D. Neumann
John D. Neumann, Esq.
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

*
Dated: May 10, 2017	Alfred M. Rankin, Jr. Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

*
Dated: May 10, 2017	Elizabeth I. Loveman Vice President and Controller (Principal Financial and Accounting Officer)

*
Dated: May 10, 2017	John P. Jumper Director

*
Dated: May 10, 2017	Dennis W. LaBarre Director

*
Dated: May 10, 2017	Michael S. Miller Director

*
Dated: May 10, 2017	Richard de J. Osborne Director

*
Dated: May 10, 2017	James A. Ratner Director

*
Dated: May 10, 2017	Britton T. Taplin Director

*
Dated: May 10, 2017	David F. Taplin Director

*
Dated: May 10, 2017	David B.H. Williams Director

*	This registration statement has been signed on behalf of the above officers and directors by John D. Neumann, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this registration statement.

DATED: May 10, 2017	By:	/s/ John D. Neumann
John D. Neumann, Esq. Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Commission File Number 1-9172.

4.2	Amended and Restated Bylaws of the Registrant are incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on December 18, 2014, Commission File Number 1-9172.

4.3	Amended and Restated Stockholders’ Agreement, dated as of September 28, 2012, amongst the signatories thereto, NACCO Industries, Inc., as depository, and NACCO Industries, Inc. is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on October 4, 2012, Commission File Number 1-9172.

4.4	First Amendment to the Amended and Restated Stockholders’ Agreement, dated as of February 16, 2016, among the signatories thereto, the New Participating Stockholders (as defined therein), NACCO Industries, Inc., as depository, and NACCO Industries, Inc., is incorporated herein by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, Commission File Number 1-9172.

4.5	Second Amendment to the Amended and Restated Stockholders’ Agreement, dated as of February 14, 2017, among the signatories thereto, the New Participating Stockholders (as defined therein), NACCO Industries, Inc., as depository, and NACCO Industries, Inc., is incorporated herein by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Commission File Number 1-9172.

4.6	NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan , as amended and restated, effective as of March 1, 2017, is incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on May 10, 2017, Commission File Number 1-9172.

23.1	Consent of Ernst &Young LLP.

24.1	Power of Attorney.